UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 2, 2005

    OneSource Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30969 (Commission File Number)	65-0691963 (IRS Employer Identification No.)

15730 N. 83rd Way, Suite 104, Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

        Registrant’s telephone number, including area code (800) 279-0859

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.    Entry into a Material Definitive Agreement.

        On May 2, 2005, OneSource Technologies, Inc. (the “Company”) issued and sold 2,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant to purchase 1,000,000 shares of Common Stock (the “Warrant”) to Laurence M. Luke Trustee u/t/d March 22, 1996, as amended, and Laurence M. Luke, as Trustee under certain retirement plans (together, the “Purchaser”), pursuant to a Stock and Warrant Purchase Agreement, dated as of May 2, 2005 (the “Purchase Agreement”), and a warrant certificate (the “Warrant Certificate” or the “Warrant”).

        The following is a brief summary of the transactions and the operative agreements.

Purchase Agreement

        Pursuant to the Purchase Agreement, the Company issued and sold to the Purchaser 2,500,000 shares of Common Stock for a price of $0.20 per share or an aggregate price of $500,000. In addition, the Company issued and sold to the Purchaser for the sum of $1,000 the Warrant to purchase a total of 1,000,000 shares of Common Stock (see “Warrant” below).

        The Purchase Agreement provides limited preemptive rights to the Purchaser, effective until December 31, 2007, and piggyback registration rights with respect to the shares of Common Stock issued or issuable to the Purchaser pursuant to the Purchase Agreement and the Warrant.

Warrant

        As described above, pursuant to the Purchase Agreement, the Company has issued the Warrant to purchase a total of 1,000,000 shares of Common Stock. The Warrant may be exercised, in full or in part, at any time prior to December 31, 2008, at an exercise price of $0.23 per share of underlying Common Stock. The Warrant and the underlying Common Stock may not be transferred by the holder thereof, except pursuant to the Securities Act of 1933, as amended.

Item 3.02.    Unregistered Sales of Equity Securities.

        Since January 1, 2005, the Company has sold 3,153,595 shares of Common Stock and warrants to purchase 1,130,719 shares of Common Stock, including the sale of Common Stock and the Warrant as disclosed under Item 1.01 hereof, and a previously undisclosed sale to an accredited investor of 653,595 shares of Common Stock and a three-year warrant to purchase 130,719 shares Common Stock at an exercise price of $0.50 per share, which was completed in March 2005. The aggregate consideration received by the Company in connection with these transactions was $651,000. No underwriting discounts or commissions were paid by the Company in connection with these transactions. The transactions were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Section 506 of Regulation D promulgated thereunder. The Company relied, as applicable, upon the representations made by the purchasers of such securities in determining that such exemptions were available.

        The description of the Warrant set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

      None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2005	ONESOURCE TECHNOLOGIES, INC. By: /s/ Leonard J. Ksobiech Leonard J. Ksobiech Chief Financial Officer